UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2019

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor,		20006
Washington,	DC
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (202) 872-7700
No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Exchange on which registered
Class A voting common stock	AGM.A	New York Stock Exchange
Class C non-voting common stock	AGM	New York Stock Exchange
5.875% Non-Cumulative Preferred Stock, Series A	AGM.PRA	New York Stock Exchange
6.000% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C	AGM.PRC	New York Stock Exchange
5.700% Non-Cumulative Preferred Stock, Series D	AGM.PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

LaJuana S. Wilcher of Bowling Green, Kentucky became a member of the Board of Directors (“Board”) of the Federal Agricultural Mortgage Corporation (“Farmer Mac”) on December 20, 2019. Ms. Wilcher was nominated by President Trump on May 23, 2019, confirmed by the United States Senate on December 19, 2019, and took the oath of office for her new position on December 20, 2019.

Ms. Wilcher joins Lowell L. Junkins (Chairman), Myles J. Watts (Vice Chairman), Sara L. Faivre, and Bruce J. Sherrick as members of the Board who have been appointed by the President of the United States. Ms. Wilcher replaces Chester J. Culver on Farmer Mac’s Board, who had served since April 2012. Under Farmer Mac’s statutory charter, five of Farmer Mac’s fifteen directors are appointed by the President of the United States with the advice and consent of the U.S. Senate. Each year, holders of Farmer Mac’s Class A voting common stock elect five directors, and holders of Farmer Mac’s Class B voting common stock elect five directors. Ms. Wilcher will serve on the Board’s Compensation Committee, Public Policy Committee, and Strategy & Business Development Committee.

Ms. Wilcher, age 65, has owned and operated Scuffle Hill Farm in Alvaton, Kentucky since 2005, where she raises Angus cattle, grows hay, alfalfa and fescue, and boards horses. She serves on the board of the Warren County Conservation District and is a Certified Crop Advisor, a Master Grazer, and a Master Cattleman. Ms. Wilcher has also been a partner at the law firm English, Lucas, Priest & Owsley, LLP since 2006, where she represents clients on complex environmental permitting, enforcement, regulatory compliance and legislative matters throughout the country. Ms. Wilcher’s extensive experience as a leader and manager of large federal and state government agencies includes stints at the United States Department of Agriculture (USDA), Environmental Protection Agency (EPA), and the Commonwealth of Kentucky. She was confirmed by the United States Senate in 1989 to be the senior regulatory official for water programs at the EPA, where she served until 1993. She also served as the Cabinet Secretary of Kentucky’s Environmental and Public Protection Cabinet from 2003-2006, which included Kentucky’s banking, securities, and insurance regulatory agencies, among other things. Ms. Wilcher received a Bachelor of Science degree from Western Kentucky University and a J.D. from Salmon P. Chase College of Law, Northern Kentucky University. She currently serves on the board of the Kentucky Chamber of Commerce.

There are no arrangements or understandings between Ms. Wilcher and any other persons pursuant to which she was selected as a director of Farmer Mac. There are also no family relationships between Ms. Wilcher and any director or executive officer of Farmer Mac, and Ms. Wilcher has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S‑K.

As a member of the Board, Ms. Wilcher will receive a pro rata portion of the equity grant awarded to other members of the Board for 2019. Ms. Wilcher will also receive compensation as a director of Farmer Mac beginning on December 20, 2019 in the form of a pro-rated annual retainer payable quarterly, as described more fully in “Compensation of Directors” in Farmer Mac’s Proxy Statement filed with the Securities and Exchange Commission on April 1, 2019, which section is incorporated in this report by reference.

On December 23, 2019, Farmer Mac issued a press release to announce the appointment of Ms. Wilcher as a new director of Farmer Mac. A copy of that press release is attached to this report as Exhibit 99 and is incorporated in this report by reference. All references to www.farmermac.com in Exhibit 99 are inactive textual references only, and the information contained on Farmer Mac’s website is not incorporated by reference into this report.

Item 9.01.        Financial Statements and Exhibits.

(d)    Exhibits

99	Press Release, dated December 23, 2019
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	Inline XBRL Taxonomy Extension Schema
101.CAL	Inline XBRL Taxonomy Extension Calculation
101.DEF	Inline XBRL Taxonomy Extension Definition
101.LAB	Inline XBRL Taxonomy Extension Label
101.PRE	Inline XBRL Taxonomy Extension Presentation
104
Cover Page Inline Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document included as Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Stephen P. Mullery
Name: Stephen P. Mullery
Title: Executive Vice President – General Counsel

Dated: December 23, 2019